Exhibit 99.4

FOR IMMEDIATE RELEASE

TAKUNG UPDATES CORPORATE GOVERNANCE

Hong Kong, March 22, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership in Asian fine art, jewelry and precious gems (collectively, “artwork”), today announced it has revised and strengthened its corporate governance policies and guidelines. In addition to publishing the charters related to the Audit, Compensation, and Governance and Nominating Committees, Takung has updated its insider trading policy, whistleblower policy, and Code of Ethics.

These policies and guidelines, viewable in the Governance Documents section of the company’s corporate website, were promulgated to establish the “highest and most uncompromising levels of corporate accountability,” said Takung.

“As a publicly traded U.S.-listed company whose operations center on active trading of high profile fine art assets, we want to assure all Takung shareholders that management is committed to safeguarding the direction and performance of the company,” said Takung chief executive Mr. Di Xiao. “Our trading platform has always been, and will continue to be, a true level playing field for all our traders.”

Mr. Xiao added that the company’s five-member board has been “greatly strengthened” by the recent addition of two outside directors, Joseph Levinson and John Levy. “Both men are highly experienced in assisting U.S. and China-based public companies in their responsibilities with respect to corporate governance.”

Last month, Takung’s platform processed over $194 million in trading volume, or an average of about $12 million daily. The company recently reported a near-tripling of its bottom line, with 2015 earnings of $5.4 million.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors -- including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Leslie Chow

+852 31580977

leslie.chow@takungae.com

Asia IR•PR - Investor Relations

Jimmy Caplan

512-329-9505

jimmy@asia-irpr.com

Asia IR•PR - Media Relations

Rick Eisenberg

212-496-6828

rick@asia-irpr.com